Exhibit 32.0

Certification of Principal Executive Officer and Principal Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(18 U.S.C. Section 1350)

William A. Stoltz, President and Chief Executive Officer of Central Federal Bancshares, Inc. (the “Company”), and Angela E. Medwick, Chief Financial Officer of the Company, each certifies in his or her capacity as an officer of the Company that he or she has reviewed this Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 (the “Report”) and that:

1.       the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.       the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Date: August 15, 2018	/s/ William A. Stoltz
William A. Stoltz
President and Chief Executive Officer
(Principal Executive Officer)

Date: August 15, 2018	/s/ Angela E. Medwick
Angela E. Medwick
Chief Financial Officer
(Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.